FIRST AMENDMENT
TO
LEASE AGREEMENT
WITH OPTION TO PURCHASE
(McFarland Funeral Chapel, Tryon, North Carolina)

This First Amendment to Lease Agreement with Option to Purchase (herein the "**First Amendment**") is effective as of the 1st day of January, 2022 (herein "**Amendment Effective Date**") by and between PFMG Holdings, L.L.C., a Georgia limited liability company, with an address which is 3320 Thomasville Road, Suite 200, Tallahassee, FL 32308 ("**Lessor**") and Premier Funeral Management Services III, LLC, a Delaware limited liability company, with an address which is 365 5th Avenue South, Suite 201, Naples, FL 34102 ("**Lessee**").

RECITALS

WHEREAS, the parties did execute a lease agreement with an effective date of June 17, 2015 (herein the "**Lease**") for the lease by Lessee of certain premises described as McFarland Funeral Chapel located with the building and upon the real property located at 54 McFarland Drive, Tyron, North Carolina 28782 (the "**Property**"); and

WHEREAS, Lessor and Lessee desire to modify certain clauses in the Lease; and

NOW THEREFORE, for and in consideration of the mutual covenants, terms and conditions contained herein and, in the Lease, the parties do hereby agree as follows:

A. **Recitals**. The Recitals to this First Amendment are true and correct and by this reference, included in the body of this First Amendment.

B. **Lease Modification**. The following modifications are hereby made to the Lease:

1. Section 2.1 is hereby replaced in whole with the following:

   2.1 **Initial Term.** The Premises are leased beginning on the 17th day of June 2015 (the "**Commencement Date**") and ending on the 31st day of December, 2026, (the "**Initial Term**"). In the event that Lessor shall permit Lessee to occupy the Premises prior to the commencement date of the Initial Term, such occupancy shall be subject to all provisions of this Lease, but such early provisions shall not advance the termination date provided herein.

2. Section 2.2 is hereby replaced in whole with the following:

   2.2 **Renewal Term.** This Lease shall extend for three (3) additional renewal terms of five (5) years each (each of such

additional five-year terms are referred to as a "Renewal Term") unless this Lease is terminated as provided below. At the end of the Initial Term or any Renewal Term, to the extent a Renewal Term remains, such Renewal Term shall automatically be effective and shall extend the Initial Term or the then existing Renewal Term of this Lease. Any Renewal Term shall be effective only in the manner and upon the terms and conditions set forth in this Lease. The Initial Term of this Lease and all Renewal Terms which become effective under this Lease are collectively referred to as the "Term" or "Terms" of this Lease. Lessee shall not have the right to renew or extend this Lease except as provided herein. Subject to any provision hereof expressly limiting the applicability of any Term of this Lease to a particular time period, all terms of this Lease shall be effective during the Renewal Terms. Lessee shall not have the right to extend the term of this Lease for more than one Renewal Term at a time.

3. Section 2.3 is hereby added as follows:

2.3 **Termination Restriction.** At the expiration of the Initial Term of this Lease or the expiration of any Renewal Term of this Lease, this Lease shall automatically renew for the next Renewal Term. This Lease shall not terminate until the end of the final Renewal Term unless (1) Lessee has purchased the Premises and (2) Lessee has repaid in full that certain promissory note executed on the same date as this Lease which promissory note was given for proceeds used in the acquisition of the business situated upon the Leased Premises.

4. Section 3.2(a) is hereby replaced in whole with the following:

3.2 **Annual Rent.**

(a) (1) **Annual Rent prior to the Amendment Effective Date.** For all periods of time prior to the Amendment Effective Date, the following shall apply:

The Annual Rent during the first year of the Term shall be One Hundred Forty-six Thousand Two Hundred Fifty and No/100's Dollars ($146,250.00) per year and shall be payable in monthly installments due on the first day of each month in the amount of Twelve Thousand One Hundred Eighty-seven and 50/100's Dollars ($12,187.50) plus sales tax (if applicable), with the first monthly installment of Annual Rent being due and payable on July 1, 2015, and continuing monthly thereafter throughout the term of this Lease. In addition, if the Commencement Date of this Lease is not on the

first of the month, Lessee shall pay upon execution of this Lease prorated rent from the day of execution to the first day of the next month immediately following the Commencement Date. Rent shall be due on the 1st of each month. Each rental payment shall be payable in advance without demand on the date such payment becomes due. Although each monthly rental payment shall be due on the dates set forth above, (1) such payment shall not be deemed late until the tenth (10th) of each month in which such payment is due, at which point a late fee shall be due, as provided below, and (2) such late payment shall not constitute a default under this Lease until the fifteenth (15th) of the month in which such payment is due, notwithstanding any other provision of this Lease. In the event Lessor has not received Annual Rent by the 10th day of each month, Lessee shall pay to Lessor as Additional Rent a late fee equal to the product of (i) one percent (1.0%) of the total monthly payment of Annual Rent multiplied by (ii) the number of days between the tenth and the date on which such payment is received by Lessor. At Lessor's option, all rent payments shall be made either by electronic funds transfer from Lessor's bank account, or by check payable to Lessor, and if by check, shall be delivered or mailed to Lessor at 3320 Thomasville road, Suite 200, Tallahassee, Florida 32308, or at such other address as may be designated from time to time by Lessor by delivering to Lessee a written notice of such address change. Default for non-payment of rent hereunder shall be determined as provided in Article XVI.

(a) (2) **Annual Rent after the Amendment Effective Date.** For all periods of time after the Amendment Effective Date, the following shall apply:

The Annual Rent shall be One Hundred Forty Thousand and No/100's Dollars ($140,000.00) per year and shall be payable in monthly installments due on the first day of each month in the amount of Eleven Thousand Six Hundred Sixty-six and 67/100 Dollars ($11,666.67) plus sales tax (if applicable), with the first monthly installment of Annual Rent being due and payable on January 1, 2022, and continuing monthly thereafter throughout the term of this Lease. Rent shall be due on the 1st of each month. Each rental payment shall be payable in advance without demand on the date such payment becomes due. Although each monthly rental payment shall be due on the dates set forth above, (1) such payment shall not be deemed late until the tenth (10th) of each month in which such payment is due, at which point a late fee shall be due, as provided below, and (2) such late payment shall not constitute a default under this Lease until the fifteenth (15th) of the month in which such payment is due, notwithstanding any other provision of

this Lease. In the event Lessor has not received Annual Rent by the 10th day of each month, Lessee shall pay to Lessor as Additional Rent a late fee equal to the product of (i) one percent (1.0%) of the total monthly payment of Annual Rent multiplied by (ii) the number of days between the tenth and the date on which such payment is received by Lessor. At Lessor's option, all rent payments shall be made either by electronic funds transfer from Lessor's bank account, or by check payable to Lessor, and if by check, shall be delivered or mailed to Lessor at 3320 Thomasville road, Suite 200, Tallahassee, Florida 32308, or at such other address as may be designated from time to time by Lessor by delivering to Lessee a written notice of such address change. Default for non-payment of rent hereunder shall be determined as provided in Article XVI.

5. Section 3.2(b) is hereby replaced in whole with the following:

(b) **Increases in Annual Rent.** Annual Rent shall be increased each year during the Term by two and one-half percent (2.50%) of the previous year's rent and shall continue to be payable in monthly installments due on the first day of each month at the address of Lessor set forth above.

6. Section 3.2(c) is hereby deleted.

7. Section 18.2 is hereby replaced in whole with the following:

18.2 **Term.** Beginning on January 1, 2027 and ending on the termination of the Lease (this period of time is referred to as the **"Option Term"**), and as long as: (a) Lessee is not in default of this Lease, (b) Lessee shall have paid in full and satisfied, without incurring any additional debt or refinancing with Lessor, that certain Promissory Note between Lessee, as maker, and Lessor, as lender, dated the same date as the date hereof, in the original principal amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "$250,000 Note"), which is secured by, among other things, certain personal property associated with the operation of the business on the Premises, and (c) Lessee shall have paid in full and satisfied, without incurring any additional debt or refinancing with Lessor, that certain Promissory note between Lessee, as maker, and Lessor, as lender, dated the same date as the date hereof, in the original principal amount of Five Hundred Forty-Five Thousand and No/100's Dollars ($545,000.00) (the "$545,000 Note"), which is secured by, among other things, certain personal property associated with the operation of the business on the Premises; then Lessee shall have the right to purchase the Lease Premises, under the terms and conditions set forth in this Article XVIII. Lessee shall not have any right whatsoever to exercise this

option until January 1, 2027, and shall likewise not have any right to exercise this option after the termination of this Lease. Lessee shall have the right to exercise this option during a Renewal Term of this Lease, as long as the other conditions set forth herein have been satisfied. When this Lease terminates, unless Lessee has exercised this option as provided in Section 18.6 of this Lease, this Option shall terminate automatically, without further action by either party, and Lessee shall have no further rights under this article.

8. Section 18.3 is hereby replaced in whole with the following:

18.3 **Purchase Price.** The purchase price shall be equal to the product of (i) the Annual Rent (for entire year, not just one month) on the day Lessee's purchase of the Leased Premises is closed pursuant to this option, divided by (ii) 0.0775 (or 7.75%).

9. Section 18.12 is hereby replaced in whole with the following:

18.12. **Early Exercise of Option.**

(a) **Beginning of Third Year.** Notwithstanding the time limitations on Lessee's exercise of this Lease, Lessee may exercise this Option between January 1, 2024 and December 31, 2024 as long as: (a) Lessee is not in default of this Lease (b) Lessee shall have paid in full and satisfied, without incurring any additional debt or refinancing with Lessor, the Notes set forth in Section 18.2 hereof and (c) Lessee shall pay to Lessor a purchase price which shall be calculated as follows: The purchase price in such event shall be equal to the sum of (A) the purchase price calculated pursuant to the formula set forth in Paragraph 18.3 of this Lease using the amount of Annual Rent (for the entire year not just one month) in effect at the time Lessee proposes to close the purchase of the Leased Premises pursuant to this Option, plus (B) a premium equal to four percent (4%) of the purchase price so calculated.

(b) **Beginning of Fourth Year.** Notwithstanding the time limitations on Lessee's exercise of this Lease. Lessee may exercise this Option between January 1, 2025 and December 31, 2026 as long as: (a) Lessee is not in default of this Lease (b) Lessee shall have paid in full and satisfied, without incurring any additional debt or refinancing with Lessor, the Note and (c) Lessee shall pay to Lessor a purchase price which shall be calculated as follows: The purchase price in such event shall be equal to the lesser of (i) the sum of (A) the purchase price calculated pursuant to the formula set forth in Paragraph 18.3 of this Lease using the amount of Annual Rent (for the entire year not just one month) in effect at the time Lessee proposes to close the purchase of the Leased Premises pursuant to

this Option, plus (B) a premium equal to two percent (2%) of the purchase price so calculated.

10. Notices. Any notices to be given to Lessor under Section 19.8 of the Lease shall be sent to Lessor at Lessor's address as set forth in the introductory paragraph of this First Amendment.

C. Lease Unchanged. Except as specifically modified by this First Amendment, no provision of the Lease is modified or altered in any respect.

[Remainder of page intentionally left blank]

[Signatures on following page]

McFarland

IN WITNESS WHEREOF, the parties have caused their authorized agents to execute this Agreement on behalf of each party on the day and year first above written.

Signed in the presence of:

As to Lessor

Veronica Case
Signature

COO
Print Name

[signature]
Signature

Ayden Brock
Print Name

PFMG Holdings, L.L.C.,
a Georgia limited liability company

By: Veronica Case

Its: ~~Manager~~ COO

As to Lessee

[signature]
Signature

Dennis L. Smith
Print Name

Signature

Print Name

Premier Funeral Management Services III, LLC, a Delaware limited liability company

By: [signature]

Its: Member